Exhibit A-1

                          GPU ADVANCED RESOURCES, INC.
                                  Balance Sheet
                                 March 31, 1999
                         ----------------------------------
                                   (Unaudited)




Assets

Current assets:
  Cash and temporary cash investments                         $ 3,611,515
  Accounts receivable:
    Customers                                                  13,390,524
    Other                                                           1,655
  Prepayments                                                       6,008
                                                              -----------

            Total current assets                               17,009,702
                                                              -----------


Other property and investments                                     45,760
                                                              -----------


            Total Assets                                      $17,055,462
                                                              ===========


Liabilities & Stockholder's Equity

Current liabilities:
  Accounts payable                                            $ 7,122,454
  Other                                                           352,105
                                                               ----------

            Total current liabilities                           7,474,559
                                                              -----------

Deferred income taxes                                             811,131
                                                              -----------


Stockholder's equity:
  Common stock                                                        100
  Capital surplus                                              14,000,000
  Retained earnings                                            (5,230,328)
                                                               ----------

      Total stockholder's equity                                8,769,772
                                                              -----------


            Total Liabilities & Stockholder's Equity          $17,055,462
                                                              ===========



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                                                                    Exhibit A-1

                          GPU ADVANCED RESOURCES, INC.
                              Statements of Income
                         ----------------------------------
                                   (Unaudited)





                                                             Three Months
                                                                 Ended
                                                             Mar. 31,1999
                                                             ------------


Operating Revenues                                            $16,460,389
                                                              -----------

Operating Expenses:

  Power purchased                                              13,070,498

  Other operation and maintenance                                 642,904
                                                               ---------
           Total Operating Expenses                            13,713,402
                                                               ---------

Operating Income                                                2,746,987


Other Income and Expenses, Net                                     14,967
                                                               ---------


Earnings Before Income Taxes                                    2,761,954


  Income tax expense                                            1,081,096
                                                               ---------


Net Income                                                    $ 1,680,858
                                                               ==========